As filed with the Securities and Exchange Commission on June 11, 2021

Registration No. 333-256508

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 ON

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Color Star Technology Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 3rd Ave, Suite 2800

New York, NY 10022

Tel: +1 (212) 220-3967

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Biao Lu

Chief Executive Officer

800 3rd Ave, Suite 2800

New York, NY 10022

Tel: +1 (212) 220-3967

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq.

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 East Cary Street

Richmond, VA 23219

+1-804-771-5700 — telephone

+1-888-360-9092 — facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Aggregate Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(7)
Ordinary Shares, $0.001 par value
Preferred Shares, $0.001 par value
Debt Securities(4)
Warrants(5)
Units
Rights(6)
Total			$300,000,000	$32,730.00	(8)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	We are registering an indeterminate number of (i) ordinary shares, par value $0.001 per share (“Ordinary Shares”), (ii) preferred shares, (iii) debt securities, (iv) warrants, (v) units and (vi) rights, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these securities will not exceed $300,000,000. Any securities registered hereunder may be sold separately from, or together in the same offering with, other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of Ordinary Shares and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act of 1933.
(4)	There are also being registered hereunder an indeterminate number of securities as may be issuable from time to time upon conversion or upon exercise of, or in exchange for, any such convertible or exchangeable securities registered hereunder or pursuant to the anti-dilution provisions of any such securities.
(5)	Warrants may represent rights to purchase Ordinary Shares, preferred shares, debt securities, or any combination thereof.
(6)	Consisting of some or all of the securities listed above, in any combination, including Ordinary Shares, preferred shares, debt securities, warrants and units.
(7)	Calculated pursuant to Rule 457(o) under the Securities act of 1933, as amended.
(8)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement is being filed for the sole purpose of filing Exhibit 4.5.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
4.1	Form of Preferred Shares Certificate**
4.2	Form of Warrant**
4.3	Form of Warrant Agreement**
4.4	Form of Unit Agreement**
4.5	Form of indenture with respect to debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any (filed herewith)
4.6	Form of debt securities, if any **
5.1	Opinion of Conyers Dill & Pearman*
5.2	Opinion of Kaufman & Canoles, P.C. (filed herewith)
23.1	Consent of Wei, Wei & Co., LLP*
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page of this registration statement)*

*	Previously filed
**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 11, 2021.

COLOR STAR TECHNOLOGY CO., LTD.

By:	/s/ Biao (Luke) Lu
	Name:	Biao (Luke) Lu
	Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement or Amendment thereto on Form F-3.

Name	Position	Date

/s/ Biao (Luke) Lu	Chief Executive Officer and Chairman of the Board	June 11, 2021
Biao (Luke) Lu

*	Chief Financial Officer	June 11, 2021
Lili Jiang

*	Director	June 11, 2021
Jehan Zeb Khan

*	Director	June 11, 2021
Long Yi

*	Director	June 11, 2021
Yingxian Xiang

*	Director	June 11, 2021
Hung-Jen Kuo

*By:	/s/ Biao (Luke) Lu
Biao (Luke) Lu, As Attorney-in-Fact

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